Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE

DIGITAL LIGHTWAVE, INC.

ANNOUNCES APPOINTMENT OF

KENNETH T. MYERS

PRESIDENT & CHIEF EXECUTIVE OFFICER

CLEARWATER, Fla., February 23, 2006 - Digital Lightwave, Inc. (Nasdaq: DIGL) today announced that on February 23, 2006, the Board of Directors of Digital Lightwave, Inc. (the “Company”) appointed Kenneth T. (Ted) Myers as the Company’s President and Chief Executive Officer. Mr. Myers is the co-founder of Digital Lightwave and has exceptional knowledge of the Company’s technology, products and marketplace. He succeeds Robert F. Hussey, who has served as Interim President and Chief Executive Officer since February 2005. Mr. Hussey will continue as a Director, and as a member of the Executive Committee of the Board.

Mr. Myers has worked in engineering and development for nearly 30 years. He has been with the Company since it was founded in 1991, where he and Dr. Bryan Zwan designed the first Network Information Computer, the ASA312. Since that time Mr. Myers has held various positions in the Company in both management and engineering as well as Chief Technology Officer.

Dr. Bryan Zwan, Chairman of the Board of the Company, commented, “Mr. Myers intimacy with the Company product, technology and operations and his understanding of the marketplace will bring a fresh and pointed approach to the management of the Company. I look forward to working with Ted as the Company pursues new growth opportunities and a return to profitability in the rapidly changing telecommunications industry.” Dr. Zwan went on to say, “I would like to thank Robert Hussey for the excellent progress he made toward achieving the Company’s restructuring goals over the past year while serving as interim President and CEO. The other members of the Board of Directors join me in thanking Bob for his commitment and service to the Company and in welcoming Ted as our new President and CEO.”

Mr. Hussey stated, “Digital Lightwave has made great progress over the last year in both significantly updating its product lines and reshaping company operations. I’m proud of the extraordinary effort put forth by everyone at Digital Lightwave in achieving those goals and look forward to being a witness to the Company’s success in 2006.”

About Digital Lightwave, Inc.

Based in Clearwater, Florida, Digital Lightwave, Inc. provides the global communications networking industry with products, technology and services that enable the efficient development, deployment and management of high-performance networks. Digital Lightwave’s customers — companies that deploy networks, develop networking equipment, and manage networks — rely on its offerings to optimize network performance and ensure service reliability. The Company designs, develops and markets a portfolio of portable and network-based products for installing, maintaining and monitoring fiber optic circuits and networks. Network operators and telecommunications service providers use fiber optics to provide increased network bandwidth to transmit voice and other non-voice traffic such as internet, data and multimedia video transmissions. The Company provides telecommunications service providers and equipment manufacturers with product capabilities to cost-effectively deploy and manage fiber optic networks. The Company’s product lines include: Network Information Computers, Network Access Agents, Optical Test Systems, and Optical Wavelength Managers. The Company’s wholly owned subsidiaries are Digital Lightwave (UK) Limited, Digital Lightwave Asia Pacific Pty, Ltd., and Digital Lightwave Latino Americana Ltda.

Forward – Looking Statements

Statements in this press release, other than historical data and information constitute forward-looking statements that involve risks and uncertainties. The forward-looking statements in this press release are based upon management’s beliefs, assumptions and expectations of the company’s future operations and economic performance, taking into account currently available information. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Accordingly, a number of factors could cause our actual results, performance, or achievements to be very different from the results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to, the risk factors set forth in the company’s filings with the Securities and Exchange Commission. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission, or otherwise.

Editor’s Note: Digital Lightwave® is a registered trademark of Digital Lightwave, Inc.

CONTACT:	MEDIA CONTACT:
Kenneth T. Myers	Pauline Daninos
President & Chief Executive Officer	Digital Lightwave, Inc.
Digital Lightwave, Inc.	Corporate Communications
727.519.2800	727.442.6677

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